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                           COAST DENTAL SERVICES, INC.
                                  EXHIBIT 11.1
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

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
                                                                  QUARTER ENDED                          NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                            SEPTEMBER 30,
                                                             2001                2002                 2001                2002
                                                          -----------         -----------         -----------         -----------
Net (loss) income                                         $(1,634,625)        $(2,042,334)        $(4,070,323)        $  (867,880)
                                                          ===========         ===========         ===========         ===========

SHARES:
Basic weighted average number of shares
    Outstanding .......................................     2,091,223           2,091,223           2,091,223           2,091,223
Additional shares issuable under stock options for
diluted earnings per share ............................            --                  --                  --              35,324
                                                          -----------         -----------         -----------         -----------
Diluted weighted average number of shares
outstanding ...........................................     2,091,223           2,091,223           2,091,223           2,126,547
                                                          -----------         -----------         -----------         -----------

BASIC EARNINGS (LOSS) PER SHARE:
Net income (loss)......................................   $     (0.78)        $     (0.98)        $     (1.95)        $     (0.41)
                                                          ===========         ===========         ===========         ===========

DILUTED EARNINGS (LOSS) PER SHARE:
Net income (loss)......................................   $     (0.78)        $     (0.98)        $     (1.95)        $     (0.41)
                                                          ===========         ===========         ===========         ===========
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